Exhibit 10.16

GREIF, INC.
AMENDMENT NO. 3
TO THE
2001 MANAGEMENT EQUITY INCENTIVE AND COMPENSATION PLAN
The 2001 Management Equity Incentive and Compensation Plan (the “Plan”) is hereby amended pursuant to the following provisions:
1. Definitions: For the purposes of the Plan and this amendment, all capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.
2. Amendment:
(a)    Section 25 of the Plan is hereby amended in its entirety to read as follows:
“Section 25.    Term of Plan.
No Award shall be granted pursuant to the Plan on or after December 4, 2025, but Awards granted prior to such date may extend beyond that date.”

3. Effective Date; Construction: The effective date of this amendment is February 25, 2020 and this amendment shall be deemed to be part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.